UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 21, 2005

UNIVERSAL COMPRESSION HOLDINGS, INC.
UNIVERSAL COMPRESSION, INC.

(Exact name of registrants as specified in their charters)

Delaware Texas	001-15843 333-48279	13-3989167 74-1282680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4444 Brittmoore Road Houston, Texas		77041
(Address of principal executive offices)		(Zip Code)

Registrants’ telephone number, including area code: (713) 335-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

On July 27, 2005, Universal Compression Holdings, Inc. issued a press release announcing earnings for its fiscal quarter ended June 30, 2005.  A copy of the press release is furnished herewith as Exhibit 99.1.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)                                  Appointment of Principal Officer.

Effective July 21, 2005, Kenneth R. Bickett, age 43, joined Universal Compression, Inc. as Vice President, Accounting and Corporate Controller.  In this position, Mr. Bickett will also serve as the principal accounting officer of Universal Compression, Inc.

Effective July 26, 2005, Mr. Bickett was appointed Vice President, Accounting and Corporate Controller of Universal Compression Holdings, Inc.  In this position, Mr. Bickett will also serve as the principal accounting officer of Universal Compression Holdings, Inc.

Prior to joining Universal, Mr. Bickett most recently served as Vice President and Assistant Controller for Reliant Energy, Inc., an electricity and energy services provider.  Prior to joining Reliant Energy in 2002, Mr. Bickett was employed by Azurix Corp., a water and wastewater utility and services company, since 1998 where he most recently served as Vice President and Controller.

Item 9.01.  Financial Statements and Exhibits.

(c)           Exhibits.

99.1         Press Release, dated July 27, 2005 (regarding earnings for the fiscal quarter ended June 30, 2005)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

UNIVERSAL COMPRESSION HOLDINGS, INC. UNIVERSAL COMPRESSION, INC.
(Registrants)

Date: July 27, 2005
	By:	/s/ J. Michael Anderson
J. Michael Anderson
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release, dated July 27, 2005 (regarding earnings for the fiscal quarter ended June 30, 2005)